Exhibit 99.1

Immuneering Announces Proposed Underwritten Public Offering of Class A Common Stock and Pre-Funded Warrants and Proposed Concurrent Private Placement of Class A Common Stock and Class B Common Stock to Sanofi

CAMBRIDGE, Mass., September 24, 2025 (GLOBE NEWSWIRE) -- Immuneering Corporation (Nasdaq: IMRX), a clinical-stage oncology company focused on keeping cancer patients alive, today announced a proposed underwritten public offering of shares of its Class A common stock or, in lieu of Class A common stock, pre-funded warrants to purchase Class A common stock (the “Offering”). In addition, Immuneering intends to grant the underwriters a 30-day option to purchase up to a number of additional shares of Class A common stock equal to fifteen percent (15%) of the shares of Class A common stock and pre-funded warrants initially offered in the Offering. Immuneering also announced that Sanofi has entered into a securities purchase agreement with Immuneering pursuant to which Sanofi has agreed to purchase $25.0 million of shares of Immuneering’s Class A common stock or, in lieu of such shares of Class A common stock, shares of Immuneering’s non-voting Class B common stock, at a price per share equal to the price to the public of the Class A common stock in the Offering, in a separate private placement transaction that is expected to close concurrently with the Offering (the “Private Placement”). All securities to be sold in the Offering and the Private Placement will be offered by Immuneering. The Offering is subject to market and other conditions, and the Private Placement is contingent upon the closing of the Offering, and there can be no assurance as to whether or when the Offering or Private Placement may be completed, or as to the actual size or terms of the Offering or the Private Placement.

Immuneering intends to use the net proceeds of the Offering and the Private Placement to advance the preclinical and clinical development of its product candidates and for working capital and other general corporate purposes.

Leerink Partners and Oppenheimer & Co. Inc. are acting as the joint bookrunners for the Offering and as placement agents in connection with the Private Placement.

The Offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed by Immuneering with the Securities and Exchange Commission (the “SEC”) on August 13, 2025 and declared effective by the SEC on August 20, 2025. A preliminary prospectus supplement relating to the Offering will be filed with the SEC. Copies of the preliminary prospectus supplement relating to the offering, when available, may be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; and Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, or by telephone at (212) 667-8055, or by e-mail at EquityProspectus@opco.com, or by visiting the EDGAR database on the SEC’s website at www.sec.gov.

The shares to be sold in the Private Placement have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the consummation of and the terms of the Offering and the Private Placement and the anticipated use of the net proceeds from the Offering and the Private Placement. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements and we caution investors not to place undue reliance on the forward-looking statements contained in this press release. Such statements are subject to numerous risks and uncertainties, including, but not limited to, risks associated with general economic and market conditions and the other important factors discussed under the caption “Risk Factors” in the preliminary prospectus supplement related to the Offering, our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and our other filings with the SEC. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise.

Media Contact:

Carson Creehan

817-412-1096

carson.creehan@padillaco.com

Investor Contact:

Laurence Watts

619-916-7620

laurence@newstreetir.com

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We have filed a registration statement (including a prospectus) and will file a preliminary prospectus supplement with the SEC for the offerings to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, when available) and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, the underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, or by telephone at (212) 667-8055, or by e-mail at EquityProspectus@opco.com.